Exhibit 10.11

185 —Blumberg’s improved Giley Form Lease, 11-98	www. blumberg.com

This Agreement BETWEEN
Affiliated Developers, Inc. 54-65 48th Street Maspeth, NY 11378
as Landlord
and NeoGenix Oncology, Inc. 14 Bond Street, Su. #192 Great Neck, NY 11021
as Tenant

Witnesseth The Landlord hereby leases to the Tenant the following premises:

approximately, without representation, 1,641 s.f. rentable located on the Second floor (known as Suite #24) of the Building known as and by 445 Northern Boulevard, Great Neck, N.Y. 11021 (“Building”) and located upon the land at 445 Northern Boulevard, Great Neck (“Land”)

for the term of five (5) years

to commence from the 15th	day of April, 2005	and to end on the

30th day of April, 2010	to be used and occupied only for

general offices and for no other purpose. to be used and occupied only for upon the conditions and covenants following

1st. That the Tenant shall pay the annual rent of

as provided on Exhibit A “Rent Schedule” attached hereto and made a part hereof.

said rent to be paid in equal monthly payments in advance on the first day of each and every month during the term aforesaid, as follows:

provided on Exhibit A “Rent Schedule” attached hereto and made a part hereof.

2nd. That the Tenant shall take good care of the premises and shall, at the Tenant’s own cost and expense make all repairs except structural repairs and exterior repairs to the Building.

and at the end or other expiration of the term, shall deliver up the demised premises in good order or condition, damages by the elements excepted

3rd. That the Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the New York Board of Fire Underwriters, or any other similar body, at the Tenant’s own cost and expense.

4th. That the Tenant, successors, heirs, executors or administrators shall not assign this agreement, or underlet or under-lease the premises or any part thereof, or make any alterations on the premises, without the Landlord’s consent in writing; or occupy, or permit or suffer the same to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire, under the penalty of damages and forfeiture, and in the event of a breach thereof, the term herein shall immediately cease and determine at the option of the Landlord as if it were the expiration of the original term.

5th. Tenant must give Landlord prompt notice of fire, accident, damage or dangerous or defective condition. If the Premises can not be used because of fire or other casualty, Tenant is not required to pay rent for the time the Premises are unusable. If part of the Premises can not be used, Tenant must pay rent for the usable part. Landlord shall have the right to decide which part of the Premises is usable. Landlord need only repair the damaged structural parts of the Premises. Landlord is not required to repair or replace any equipment, fixtures, furnishings or decorations unless originally installed by Landlord. Landlord is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Landlord’s control.

If the fire or other casualty is caused by an act or neglect of Tenant, Tenant’s employees or invitees, or at the time of the fire or casualty Tenant is in default in any term of this Lease, then all repairs will be made at Tenant’s expense and Tenant must pay the full rent with no adjustment. The cost of the repairs will be added rent.

Landlord has the right to demolish or rebuild the Building if there is substantial damage by fire or other casualty Landlord may cancel this Lease within 30 days after the substantial fire or casualty by giving Tenant notice of Landlord’s intention to demolish or rebuild. The Lease will end 30 days after Landlord’s cancellation notice to Tenant. Tenant must deliver the Premises to Landlord on or before the cancellation date in the notice and pay all rent due to the date of the fire or casualty. If the Lease is cancelled Landlord is not required to repair the Premises or Building. The cancellation does not release Tenant of liability in connection with the fire or casualty. This Section is intended to replace the terms of New York Real Property Law Section 227.

6th. The said Tenant agrees that the said Landlord and the Landlord’s agents and other representatives shall have the right to enter into and upon said premises, or any part thereof, at all reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

7th. The Tenant also agrees to permit the Landlord or the Landlord’s agents to show the premises to persons wishing to hire or purchase the same, and the Tenant further agrees that on and after the sixth month, next preceding the expiration of the term hereby granted, the Landlord or the Landlord’s agents shall have the right to place notices on the front of said premises, or any part thereof, offering the premises “To Let” or “For Sale”, and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

8th. That if the said premises, or any part thereof shall be deserted or become vacant during said term, or if any default be made in the payment of the said rent or any part thereof, or if any default be made in the performance of any of the covenants herein contained, the Landlord or representatives may re-enter the said premises by force, summary proceedings or otherwise, and remove all persons therefrom, without being liable to prosecution therefor, and the Tenant hereby expressly waives the service of any notice in writing of intention to re-enter, and the Tenant shall pay at the same time as the rent becomes payable under the terms hereof a sum equivalent to the rent reserved herein, and the Landlord may rent the premises on behalf of the Tenant, reserving the right to rent the premises for a longer period of time than fixed in the original lease without releasing the original Tenant from any liability, applying any moneys collected, first to the expense of resuming or obtaining possession, second to restoring the premises to a rentable condition, and then to the payment of the rent and all other charges due and to grow due to the Landlord, any surplus to be paid to the Tenant, who shall remain liable for any deficiency.

9th. Landlord may replace, at the expense of Tenant, any and all broken glass in and about the demised premises. Landlord may insure, and keep insured, all plate glass in the demised premises for and in the name of Landlord. Bills, for the premiums therefor shall be rendered by Landlord to Tenant at such times as Landlord may elect and shall be due from, and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rental. Damage and injury to the said premises, caused by the carelessness, negligence or improper conduct on the part of the said Tenant or the Tenant’s agents or employees shall be repaired as speedily as possible by the Tenant at the Tenant’s own cost and expense.

10th. That the Tenant shall neither encumber nor obstruct the sidewalk in front of, entrance to, or halls and stairs of said premises, nor allow the same to be obstructed or encumbered in any manner

11th. The Tenant shall neither place, or cause or allow to be placed, any sign or signs of any kind whatsoever at, in or about the entrance to said premises or any other part of same, except in or at such place or places as may be indicated by the Landlord and consented to by the Landlord in writing. And in case the Landlord or the Landlord’s representatives shall deem it necessary to remove any such sign or signs in order to paint the said premises or the building wherein same is situated or make any other repairs, alterations or improvements in or upon said premises or building or any part thereof, the Landlord shall have the right to do so, providing the same be removed and replaced at the Landlord’s expense, whenever the said repairs, alterations or improvements shall be completed.

12th. That the Landlord is exempt from any and all liability for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building or from any damage or injury resulting or arising from any other cause or happening whatsoever unless said damage or injury be caused by or be due to the negligence of the Landlord

13th. That if default be made in any of the covenants herein contained, then it shall be lawful for the said Landlord to re-enter the said premises, and the same to have again, re-possess and enjoy The said Tenant hereby expressly waives the service of any notice in writing of intention to re-enter.

14th. That this instrument shall not be a lien against said premises in respect to any mortgages that are now on or that hereafter may be placed against said premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this lease, irrespective of the date of recording and the Tenant agrees to execute without cost, any such instrument which may be deemed necessary or desirable to further effect the subordination of this lease to any such mortgage or mortgages, and a refusal to execute such instrument shall entitle the Landlord, or the Landlord’s assigns and legal representatives to the option of cancelling this lease without incurring any expense or damage and the term hereby granted is expressly limited accordingly.

15th. The Tenant has this day deposited with the Landlord the sum of $6017.00 as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this lease upon the Tenant’s part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the term herein, provided the Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant’s part to be performed. In the event of a bona fide sale, subject to this lease, the Landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security: and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord.

16th. That the security deposited under this lease shall not be mortgaged assigned or encumbered by the Tenant without the written consent of the Landlord.

17th. It is expressly understood and agreed that in case the demised premises shall be deserted or vacated, or if default be made in the payment of the rent or any part thereof as herein specified, or if, without the consent of the Landlord, the Tenant shall sell, assign, or mortgage this lease or if default be made in the performance of any of the covenants and agreements in this lease contained on the part of the Tenant to be kept and performed, or if the Tenant shall fail to comply with any of the statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments or of any and all their Departments and Bureaus, applicable to said premises, or if the Tenant shall file or there be filed against Tenant a petition in bankruptcy or arrangement, or Tenant be adjudicated a bankrupt or make an assignment for the benefit of creditors or take advantage of any insolvency act, the Landlord may, if the Landlord so elects, at any time thereafter terminate this lease and the term hereof, on giving to the Tenant five days’ notice in writing of the Landlord’s intention so to do, and this lease and the term hereof shall expire and come to an end on the date fixed in such notice as if the said date were the date originally fixed in this lease for the expiration hereof. Such notice may be given by mail to the Tenant addressed to the demised premises.

18th. Tenant shall pay to Landlord the rent or charge, which may, during the demised term, be assessed or imposed for the water used or consumed in or on the said premises, whether determined by meter or otherwise, as soon as and when the same may be assessed or imposed, and will also pay the expenses for the setting of a water meter in the said premises should the latter be required Tenant shall pay Tenant’s proportionate part of the sewer rent or charge imposed upon the building. All such rents or charges or expenses shall be paid as additional rent and shall be added to the next month’s rent thereafter to become due.

19th. That the Tenant will not nor will the Tenant permit undertenants or other persons to do anything in said premises, or bring anything into said premises, or permit anything to be brought into said premises or to be kept therein, which will in any way increase the rate of fire insurance on said demised premises, nor use the demised premises or any part thereof, nor suffer or permit their use for any business or purpose which would cause an increase in the rate of fire insurance on said building, and the Tenant agrees to pay on demand any such increase.

20th. The failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein, shall not be deemed a waiver of any rights or remedies that the Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed, modified, discharged or terminated orally

21st. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of said lease. No part of any award shall belong to the Tenant

22nd. If after default in payment of rent or violation of any other provision of this lease, or upon the expiration of this lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal expiration of lease, or prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of the Landlord.

23rd. In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the re-entry of the Landlord under the terms and covenants contained in this lease or by the ejectment of the Tenant by summary proceedings or otherwise, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable and shall pay in monthly payments the rent which accrues subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by the Landlord during the remainder of the unexpired term, such difference or deficiency between the rent herein reserved and the rent collected if any, shall become due and payable in monthly payments during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained; and it is mutually agreed between Landlord and Tenant that the respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this lease, the Tenant’s use or occupancy of said premises, and/or any claim of injury or damage.

24th. The Tenant waives all rights to redeem under any law of the State of New York.

25th. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to “make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

26th. No diminution or abatement of rent or other compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various “services,” if any, herein expressly or impliedly agreed to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such “service” when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such “service” or to some other cause, not gross negligence on the part of the Landlord. No such interruption or curtailment of any such “service” shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such “services” during any period wherein the Tenant shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.

27th. Landlord shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy or because a prior Tenant or any other person is wrongfully holding over or is in wrongful possession, or for any other reason. The rent shall not commence until possession is given or is available, but the term herein shall not be extended.

And the said Landlord doth covenant that the said Tenant on paying the said yearly rent, and performing the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the said demised premises for the term aforesaid, provided however, that this covenant shall be conditioned upon the retention of title to the premises by the Landlord.

And it is mutually understood and agreed that the covenants and agreements contained in the within lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

In Witness Whereof the parties have interchangeably set their hands and seals (or caused these presents to be signed by their proper corporate officers and caused their proper corporate seal to be hereto affixed) this 17th day of March, 2005.

Signed, sealed and delivered

in the presence of

/s/ Joseph S. Parisi	L. S.
AFFILIATED DEVELOPERS, INC.	By: Joseph S. Parisi President

L. S.

By: /s/ Peter Gordon	L. S.
NEOGENIX ONCOLOGY, INC.
Peter Gordon CFO

ACKNOWLEDGMENT NEW YORK STATE (RPL 309-a)	ACKNOWLEDGMENT BY SUBSCRIBING WITHESS(ES)

State of New York, County of ss.:	State of County of	} ss.:
On before me, the undersigned,
personally appeared	On before me, the undersigned, personally appeared
personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument the subscribing witness(es) to the foregoing instrument, with whom I am personally acquainted, who, being by me duly sworn, did depose and say that he/she/they reside(s) in (if the place of residence is in a city, include the street and street number, if any, thereof);

(signature and office of individual taking acknowledgment) ACKNOWLEDGEMENT OUTSIDE HEW YORK STATE (RPL 309-b)	that he/she/they know(s)

State of County of ss.: On before me, the undersigned, personally appeared	to be the individual(s) described in and who executed the foregoing instrument; that said subscribing witness(es) was (were] present and saw said personally known to me or proved to me on the basis of satisfactory evidence to be the individual (s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies). and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in execute the same; and that said witness(es) at the same time subscribed his/her/their name(s) as a witness(es) thereto.

(    if taken outside New York State insert city or political subdivision and state or country or other place acknowledgment taken And that said subscribing witness(es) made such appearance before the undersigned in

)

(insert city or political subdivision and state or county or other place acknowledgment taken)
(signature and office of individual taking acknowledgment)

(signature and office of individual taking acknowledgment)

Landlord

Tenant

Lease

Dated,

In Consideration of the letting of the premises within mentioned to the within named Tenant and the sum of $1.00 paid to the undersigned by the within named Landlord, the undersigned do              hereby covenant and agree, to and with the Landlord and the Landlord’s legal representatives, that if default shall at any time be made by the said Tenant in the payment of the rent and the performance of the covenants contained in the within lease, on the Tenant’s part to be paid and performed, that the undersigned will well and truly pay the said rent, or any arrears thereof, that may remain due unto the said Landlord, and also pay all damages that may arise in consequence of the non-performance of said covenants, or either of them, without requiring notice of any such default from the said Landlord The undersigned hereby waives all right to trial by jury in any action or proceeding hereinafter instituted by the Landlord, to which the undersigned may be a party.

In Witness Whereof, the undersigned ha [ILLEGIBLE] set hand and seal this          day of

WITNESS

L. S.

RIDER TO LEASE BETWEEN AFFILIATED DEVELOPERS, INC. (“Landlord”) and NEOGENIX ONCOLOGY, INC. (“Tenant”) dated this 17th day of March, 2005

28. In the event of a discrepancy between this Rider and the printed form, the Rider shall take precedence.

29. HVAC. The Landlord shall maintain the HVAC system (providing heating, air conditioning and ventilation) and use all reasonable care to keep the same in proper and efficient operating condition. The HVAC system will provide an approximate average temperature between sixty-eight (68) and seventy-six (76) degrees Fahrenheit during the hours of 8:00 am to 6:00 pm on business days Monday through Friday excluding holidays. The Landlord shall in no way be responsible for mechanical failures or breakdowns of heating/air conditioning systems. Landlord shall in no event be responsible for the failure of the HVAC system to meet the requirements hereinbefore specified if such failure results from the occupancy of the demised premises with more than an average of one person for each 100 square feet of usable area or if Tenant installs and operates lighting, machines and appliances, the total connected electrical load of which exceeds 4 1/ 2 watts per square foot of usable area.

30. Parking. The Landlord shall assign FIVE (5) parking spaces at the building for the Tenant’s exclusive use. Tenant is to restrict his parking to the assigned spaces. Landlord shall have no obligation to police the parking area. Landlord shall clean and maintain the parking fields.

31. Cleaning. The Tenant is to clean his own premises utilizing the cleaning service chosen by Landlord, as Landlord may designate from time to time, and if directed by Landlord, make payment direct to the cleaning service. If Tenant is permitted hereunder to and does have a separate area for the preparation or consumption of food in the demised premises, Tenant shall employ, on a regular basis, an exterminator to keep the demised premises free from vermin; and the Tenant will provide garbage storage areas to comply with local codes and specifications thereof to be approved by Landlord, or other means of disposing of garbage reasonably satisfactory to Landlord. Tenant is responsible for all exterminating in the demised premises at Tenant’s sole cost and expense.

32. Electric.

A. Subject to the provisions of this Lease, including the provisions of this paragraph 32, there will be furnished to Tenant, through transmission facilities in the Building, alternating electric current to be used by Tenant for the lighting fixtures and electric current and electrical receptacles installed in the demised premises, but Landlord shall not be liable in any way to Tenant for any failure or defect in supply or character of electric current furnished to the demised premises. After initial installation by Landlord, Tenant shall pay Landlord to furnish and install all lighting tubes, lamps, bulbs and ballasts used in the demised premises. Tenant shall use said electric current for lighting and, insofar as Landlord’s facilities are not burdened thereby and applicable laws and insurance regulations permit, for operation, during normal business hours, of such equipment as is normally used for the purposes herein leased. Under no circumstances shall Tenant, at any time during the term of this Lease, use or permit the use of electric heaters or similar heating devices.

B. Tenant’s use of electric current in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises. Tenant shall not make or perform or permit the making or performing of any alterations to wiring installation or other electrical facilities in or serving the demised premises or any additions to the business machines, office equipment or other appliances in the demised premises which utilize electrical energy without the prior consent of Landlord in each instance (which shall not be unreasonably withheld).

C. An electric meter for the use of the Tenant exists at the premises. The Tenant is responsible for all charges incurred on such meter. Charges will be billed to Tenant direct from the local utility company chosen by Landlord (as of this date the local utility company is LIPA) and Tenant will be responsible to pay directly to the local utility company all charges billed to Tenant. The meter number for the suite is #69076741. Tenant shall promptly make application to the local utility company for service to be provided as of the Commencement Date.

D. Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system, other than typewriters, computers, fax machines, lamps and small office machines which consume comparable amounts of electricity, without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s judgment the same are necessary and will not cause permanent damage or injury to the Building or the demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

33. Tenant’s Proportionate Share. For the purpose of determining additional rent related to this Lease, including but not limited to the real estate tax escalation in paragraph 34, the term “Tenant’s Proportionate Share” as used in this Lease shall be deemed 6.83%.

34. Escalation of Taxes.

a) For the purposes of this Lease, the term “Lease Year” shall be the period commencing on the “Commencement Date” and ending on the last day of the twelfth (12th) full calendar month thereafter and each successive period of twelve (12) full calendar months during the term of this Lease.

b) In the event that the amount of real estate taxes, assessments, general and special assessments, sewer rents, rates and charges, county and town taxes, school taxes, village taxes, transit taxes, or any other governmental charge, general, specific, or ordinary or extra-ordinary, foreseen or unforeseen (hereinafter collectively called “Taxes”) which may now or hereafter be levied or assessed against the Land and upon the Building and any and all other improvements now or hereafter situate thereof (collectively called the “Real Property”) attributable to any Subsequent Tax Year, as hereinafter defined, shall be greater than the amount of Taxes for the Base Tax Year, as hereinafter defined, for any or all of the Town and County Tax (inclusive of all Taxes now or hereafter included on the Town and County tax bill or additional bill), School Tax (inclusive of all Taxes now or hereafter included on the Town and County tax bill or additional bill) and/or Village Tax (inclusive of all Taxes now or hereafter included on the Town and County tax bill or additional bill) (the Town and County Tax, the School Tax and the Village Tax are sometimes herein singly referred to as “Local Tax” and collectively as “Local Taxes”) then Tenant shall pay to Landlord as additional rent, Tenant’s Proportionate Share of the increase in taxes for the particular Local Tax for such Subsequent Tax Year. In addition, in the event that at any time during the term hereof under the laws of the State of New York, and/or any County, Town, Village, City, Hamlet or any other political or other governmental subdivision whatsoever, including any school district in which the Building is located, a tax or exercise on rents or any and all other taxes of any kind whatsoever and howsoever described, is levied or assessed by said State and/or any such County, Town, Village, City, Hamlet or any other political or other governmental subdivision, school district or taxing authority, as an additional tax or other charge and/or as a substitute, in whole or in part, or Taxes assessed or imposed by said State, County, Town, City, Village, Hamlet or any political or other governmental subdivision or school district, on the land and/or Building any/or other improvements, then any such tax or other charge shall be included in the terms “Taxes”, “Local Tax” and “Local Taxes”. The term “Taxes” shall not include income, franchise, “value added” or gross receipts taxes, or transfer, gains, inheritance, capital stock, estate, profit or succession tax, or interest or penalties incurred by Landlord as a result of a late payment of Taxes.

c) For the purposes of the provisions of this Article, the term, “Taxes for the Base Tax Year”, shall mean the sum of all taxes at the applicable rate for the fiscal tax years commencing as set forth below multiplied by the full assessment of the County of Nassau of the Real Property.

The term “Base Tax Year” is hereby defined for the particular Local Tax as follows:

The Town and County Tax rate for the year commencing

January 1, 2005 and ending December 31, 2005.

The School Tax rate for the year commencing

July 1, 2005 and ending June 30, 2006.

The Village Tax rate for the year commencing

March 1, 2005 and ending February 28, 2006.

d) The term “Subsequent Tax Year” shall mean the first full fiscal year following the applicable Base Tax Year for the aforementioned Town and County Tax, School Tax or Village Tax fiscal year as the case may be and each fiscal year thereafter.

e) To arrive at the amount owed by Tenant for any and all Subsequent Tax Years, Landlord shall calculate each Local Tax increase separately and then add the increases owed by Tenant from each to determine the total amount of increases in Taxes and such total increase shall be then multiplied by Tenant's Proportionate Share to determine the amount owed by Tenant for each Subsequent Tax Year. If such calculation shall result in a decrease for any Subsequent Tax Year, then Tenant shall receive an increase of zero.

35. END OF TERM. Upon the expiration or other termination of the term, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, Tenant's obligation to observe or perform this covenant shall survive the expiration or sooner termination of the term of this Lease. Tenant agrees to indemnify and save Landlord harmless from all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the demised premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. If the last day of the Term or any renewal thereof falls on Saturday or Sunday this Lease shall expire on the business day immediately preceding. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this paragraph 35. In addition, the parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the demised premises as aforesaid will be substantial, will exceed the amount of the monthly installments of the fixed annual rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the demised premises is not surrendered to Landlord within twenty-four (24) hours after the expiration date or a sooner termination of the Term, in addition to any other rights or remedy Landlord may have hereunder or at law Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the demised premises after the Expiration Date or sooner termination of this Lease, a sum equal to three (3) times the fixed rent and all items of additional rent which was payable under this Lease during the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the demised premises after the Expiration Date or sooner termination of this Lease and no acceptance by Landlord of payments from Tenant after the expiration or sooner termination of the Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 18, which provisions shall survive the expiration or sooner termination of this Lease.

36. LIMITATION OF ACCESS TO, EXIT FROM AND USE OF BUILDING AND FACILITIES.

It is expressly acknowledged by the Tenant that he has been fully informed by the Landlord regarding the operation and effect of security procedures and systems which are in effect with regard to the building of which the demised premises form a part, and Tenant is aware that as a result of such procedures and systems Tenant’s access to, exit from and use of said building and its facilities will be limited, restricted, and curtailed except whereby prior approval of the Landlord such procedures and systems may be adjusted to the specific needs of the Tenant. It is further acknowledged that the provisions of and for affecting such procedures and systems may be changed, modified, increased, decreased or eliminated at the sole discretion of the Landlord provided no such change, modification, et cetera in any way change normal hours and use of said building. All services provided by Landlord to the building, including but not limited to, heating, ventilating, and air conditioning are operated on normal business days of Monday through Friday from the hours of 8:00 am until 6:00 pm. Tenant shall be provided with a key for access to the Building.

37. ASSIGNMENT AND SUBLETTING.

37.01. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the demised premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. If this Lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection or the acceptance of the assignee, undertenant or occupant as tenant, shall be deemed a waiver of the provisions hereof or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained; it being expressly understood and agreed that Tenant shall remain fully liable for the performance and observance of all terms, covenants and conditions of this Lease, including without limitation, timely payment of all rent and items of additional rent. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, nor shall any permitted assignee assign or encumber the Lease and/or the Demised Premises or any part thereof or permit any part thereof to be used or occupied by others without Landlord’s express prior written consent in each instance.

37.02. If Tenant desires to assign this Lease or to sublet all or any portion of the demised premises, it shall first submit in writing to Landlord the description of the space and the terms for which Tenant intends to assign or sublease and shall offer in writing, (i) with respect to a prospective assignment, to assign this Lease to Landlord without any payment of monies or other consideration therefor, or, (ii) with respect to prospective subletting, to sublet to Landlord or its designee the portion of the demised premises involved ("Leaseback Area") for the term intended by Tenant in its offer and at the lower of (a) Tenant's proposed subrental or (b) at the same rate of fixed rent and additional rent and otherwise on the same terms, covenants and conditions (including provisions relating to escalation rents), as are contained herein and as are applicable to the portion of the demised premises to be covered by such subletting. The offer shall specify the date when the Leaseback Area will be made available to Landlord which date shall be in no event earlier than thirty (30) days nor later than one hundred twenty (120) days following the acceptance of the offer by the Landlord. If an offer of sublease is made, it shall in addition specify the duration of the term of the proposed sublease as fixed by Tenant, except that if the proposed sublease will result in all or substantially all of the demised premises being sublet, then Landlord shall have the option to extend the term of this sublease to the term of the underlying Lease, less one day. Landlord shall have a period of thirty (30) (15) days from the receipt of such offer to either accept or reject the same. If Landlord shall accept such offer Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord of reasonable credit standing, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord's counsel.

37.02.1 If a sublease is so made to Landlord or its designee, it shall expressly:

(a) permit Landlord to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as Landlord may deem necessary for such subletting, at Landlord’s expense;

(b) provide that Tenant will at all times permit reasonably appropriate means of ingress to and egress from the Leaseback Area;

(c) negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

(d) provide that Landlord shall accept the Leaseback Area “as is” except that Landlord, at Tenant’s expense, shall perform all such work physically to separate the Leaseback Area from the remainder of the demised premises and to permit lawful occupancy, it being intended that Tenant shall have no other cost or expense in connection with the subletting of the Leaseback Area;

(e) provide that at the expiration or sooner termination of the term of such sublease Tenant will accept the Leaseback Area in its then existing condition, subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the Leaseback Area in reasonable order and condition, ordinary wear and tear expected.

37.03. If Landlord shall not have accepted Tenant’s offer, as provided in Section 37.02, then Landlord will either deny or consent to Tenant’s request for consent to such assignment or subletting. Any such consent of Landlord shall be subject to the terms of this Article and conditional upon there being no default by Tenant during the period commencing on the date that Tenant shall have made the offer as set forth in 37.02 to Landlord up to and including the date of the commencement of the term of the proposed sublease or the effective date of any such proposed assignment, as the case may be. In the event Tenant does not successfully sublet or assign the space so designated in 37.02 within six (6) months, then the Landlord’s rights in 37.02 shall re-occur before Tenant may sublet or assign such space.

37.04. If Tenant requests Landlord’s consent to a specific assignment or subletting, it shall submit in writing to Landlord (which writing shall be in addition to the writing required pursuant to Section 37.02 hereof) (i) the name and address of the proposed assignee or sublessee, (ii) a counterpart of the proposed agreement or assignment or sublease, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sublessee, and as to the nature of its proposed use of the space, and

(iv) banking, financial or other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or sublessee. The proposed sublessee or assignee must have a net worth equal to or in excess of the net worth of Tenant.

37.05. Upon receiving Landlord’s written consent, a duly executed copy of the sublease or assignment shall be delivered to Landlord within ten (10) days after execution thereof. Any such sublease shall provide that the sublessee shall comply with all applicable terms and conditions of this Lease to be performed by the Tenant hereunder. Any such assignment of Lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by the Tenant.

37.06. Anything herein contained to the contrary notwithstanding:

(a) Tenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the rental rate then being paid by Tenant to Landlord.

(b) The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this Lease or a majority of the total interest in any partnership tenant or subtenant, or a majority of the membership interests in a limited liability company, tenant or subtenant or a majority of the total beneficial interests in any other form of tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease. The transfer of outstanding capital stock of any corporate tenant, for purposes of this Article, shall not include sale of such stock by persons other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through “over-the-counter market” or through any recognized stock exchange. In no event shall there be an assignment or subletting to an entity which is not a bona fide operating entity nor if such proposed assignment or subletting is designed to circumvent the restrictions on assignment and subletting set forth in this Lease and, without limiting the foregoing, in no event shall Tenant assign this Lease or sublet the Premises to a so-called “shell” corporation or to a thinly capitalized entity.

(c) In addition to the restrictions set forth in this Article 10, no assignments or subletting shall be made:

(i) To any person or entity which shall at that time be a tenant, subtenant or other occupant of any part of the Building of which the demised premises form a part, or any person or entity who has been dealing or negotiating with (or has previously dealt or negotiated with) the Landlord or a broker for space in the

Building, or any person or entity with whom Landlord has been in negotiations during the preceding one (1) year for any space in any Building owned or managed by Landlord or its representatives.

(ii) By the legal representatives of Tenant or by any person to whom Tenant’s interest under this Lease passes by operation of law, except in compliance with the provisions of this Article;

(iii) To any person or entity for the conduct of business which is not in keeping with the standards and the general character of the Building of which the demised premises form a part.

(iv) To any person or entity for the practice of medicine of any kind, specialty or field whatsoever.

37.08. In the event that Tenant enters into a sublease, then Tenant shall pay to Landlord 50% of the gross increase, exclusive of the costs of any improvements paid for by Tenant in connection with such sublease, in such rent over the amount of rent payable by Tenant under this Lease (to be computed on a square foot basis in the event of a sublease of less than the entire demised premises, which shall be subject to Landlord’s prior written consent) which shall be payable by Tenant to Landlord simultaneous with the payment of rent under this Lease due the first of each and every month in advance. In addition, in the event that Tenant sells, sublets, assigns or transfers this Lease and at anytime receives directly or indirectly any consideration attributable to the sale, sublet, assignment or transfer (including so-called “key” money) whether payable in installments, in a lump sum or otherwise, Tenant shall pay to Landlord 50% of the amount of such consideration received directly or indirectly by Tenant which shall be payable to Landlord simultaneous with the receipt thereof by or on behalf of Tenant.

38. LATE RENT CLAUSE. The rent reserved herein is due and payable on the first day of each month. Tenant recognizes that late payment of any Base Rent, Additional Rent or any other sum due hereunder will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if the Base Rent, Additional Rent or any other sum is due and payable pursuant to this Lease, and when such amount remains due and unpaid ten (10) days after said amount is due, such amount shall be increased by a late charge in an amount equal to five (5%) per cent of the unpaid rent or other payment. The amount of late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive monthly period until paid. The provisions of this Article in no way relieve Tenant of the obligation to pay Base Rent, Additional Rent or any other payments on or before the date on which they are due, nor do the terms of this Article in any way affect Landlord’s remedies pursuant to any other Article of this Lease in the event said rent or other payment isunpaid after the date due.

39. BROKER. The Tenant and Landlord agree that NO BROKER brought about this Lease and Tenant herein as an inducement to have the Landlord sign this Lease represents that no broker was instrumental bringing about this Lease and agrees to defend any lawsuit brought against the Landlord by any other broker for a commission, and in the event of judgment, hold the Landlord harmless from any claims from such suit for commission. Landlord represents that it has dealt with no broker with regard to this Lease.

40. INSURANCE. During the term hereof, the Tenant shall, at Tenant’s own cost and expense, provide and keep in force for the benefit of the Landlord, public liability insurance policy or policies of standard form in the State of New York, with limits of Two Million ($2,000,000.00) Dollars Combined bodily injury, including death, and Fifty-Thousand ($50,000) dollars limited for property damage, such policy or policies to cover the demises premises. Such policies covering Landlord and Tenant, as their respective interests may appear, shall be deemed in compliance with the provisions of the covenant, all said policies shall be obtained by Tenant and certificates thereof delivered to Landlord upon the commencement of the term hereof, with evidence of Landlord as additional insured and of the payment of the premiums thereon and shall be taken in such amounts and in such companies authorized to do business in the State of New York. Tenant shall deliver to Landlord evidence of renewal of all such policies (together with such proof of payment) at least twenty (20) days prior to their respective expiration dates. Tenant, at all times during the term of this Lease, shall cause to be in Landlord’s possession duplicate original policies of all insurance required hereunder and proof that same have been fully paid for and are in full force and effect.

All policies to be maintained by Tenant hereunder shall contain a waiver from the insurance carrier, releasing and waiving any subrogation right said insurance carrier may have against Landlord. All notices shall further provide that they may not be canceled without at least twenty (20) days’ prior written notice to Landlord.

41. Notwithstanding any provision of this Lease to the contrary, all sums of money, other than the Base Rent as set forth in “Exhibit A -Rent Schedule” attached to and made a part of this Lease, as shall become due from and payable by Tenant to Landlord under this Lease shall be deemed to be additional rent (“Additional Rent”). Landlord shall have the same rights and remedies for Tenant’s failure to pay any items of Additional Rent as Tenant’s failure to pay the Base Rent.

42. The obligation of Tenant under this Lease shall survive the expiration or termination of this Lease.

43. Indemnification. Tenant agrees to indemnify Landlord against, and hold Landlord harmless from, any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees which may be imposed upon or incurred by or asserted against Owner by reason of any of the following: (i) the conduct of Tenant’s business, (ii) any work or thing done in or at the premises or any part thereof by Tenant or any of its agents, successors, assignees, contractors, servants, employees, licensees, invitees or subtenants, other than work done in or at the premises or any part thereof by Landlord or Landlord’s agents, (iii) Tenant’s use, non-use, possession, occupation, condition, operation, maintenance or management of the premises or any part thereof, (iv) any intentionally wrongful act or omission or any negligence on the part of Tenant or any of its agents, successors, assignees, contractors, servants, employees, licensees, invitees or subtenants, (v) any accident, injury or damage to any person or property caused by Tenant or any of its agents, successors, assignees, contractors, servants, employees, licensees, invitees or subtenants, occurring in or on the premises or any part thereof.

44. NOTICE. Any notice or demand, consent, approval or disapproval required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice or demand shall be given, and shall be deemed to have been served and given by Landlord and received by Tenant upon actual receipt by Tenant or first refusal by Tenant, when Landlord shall have deposited such notice or demand by registered or certified mail enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, or official depository within the exclusive care and custody thereof, or by a receipted overnight carrier package addressed to Tenant, at the address set forth after Tenant’s name on page 1 of this lease. After Tenant shall occupy the demised premises, a copy of all notices, demand, consents, approvals or disapprovals shall be sent to Tenant at the demised premises. Such notice, demand, consent, approval or disapproval shall be given, and shall be deemed to have been served and given by Tenant and received by Landlord, when Tenant shall have deposited such notice or demand by registered or certified mail enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office or official depository with the exclusive care and custody thereof, or by a receipted overnight carrier package addressed to Landlord, 54-65 48th Street, P.O. Box 780007, Maspeth, New York 11378. Either party may, by notice as aforesaid, designate a different address or addresses for notices, demands, consents, approvals or disapprovals.

45. Attorney’s Fees. If the Tenant shall at any time be in default hereunder, and if the Landlord shall institute an action or summary proceeding against the Tenant based upon such default, then the Tenant will reimburse the Landlord for the expense of attorneys’ fees and disbursements thereby incurred by the Landlord, so far as the same are reasonable in amount. Also so long as the Tenant shall be a tenant hereunder, the amount of such expense shall be deemed to be Additional Rent hereunder and shall be due from the Tenant to the Landlord on the first day of the month following the incurred of such respective expenses.

46. Jurisdiction and Venue.

(a) Tenant agrees that in personam jurisdiction in connection with any action arising out of a default in any obligation of the Tenant under this Lease Agreement shall be obtained upon the mailing of a summons to Tenant by certified mail-return receipt requested to 445 Northern Boulevard, Great Neck, NY 11021. All summonses, pleadings or other notices to the Tenant arising from a default in any of its obligations under this Lease Agreement may be mailed by certified mail-return receipt requested to the address first set forth above and shall have the same effect as if served personally upon the Tenant.

(b) Tenant irrevocably and unconditionally (i) agrees that any suit, action, or other legal proceeding arising out of this Lease Agreement may be commenced in any court of the State of New York situated in Nassau County and that any such court shall have in personam jurisdiction of Tenant in any such suit, action or other legal proceeding upon service as described above; (ii) consents to the jurisdiction of each such court in any suit, action or other legal proceeding; and (iii) waives any objection which Tenant may have to the laying of venue of any such suit, action or proceeding in any such court.

47. Condition of the Premises. Tenant expressly acknowledges that it has inspected the demised premises and is fully familiar with the physical condition thereof. Tenant agrees to accept the demised premises in its “AS IS” condition as of the date hereof, subject only to the work to be performed by Landlord (except for any surviving punch list items as set forth on Exhibit D annexed hereto and made a part hereof). Without limiting the foregoing, Tenant acknowledges that Landlord shall have no obligation to do any work in and to the demised premises in order to make them suitable and ready for occupancy and use by Tenant except as set forth on said Exhibit D.

48. Miscellaneous.

(a) Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law.

(b) Business machines and mechanical equipment belonging to Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be reasonably objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring-type vibration eliminators sufficient to absorb and prevent such vibration or noise, cold or heat. The parties hereto recognize that the operation of elevators, air conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary in a first class office building such as the Building.

(c) Tenant shall not install any x-ray rooms or medical equipment without Landlord’s prior written consent, which shall be at Landlord’s sole discretion. In the event Landlord provides written consent, all equipment must be installed in accordance with Board of Health standards (County, State and Village) and rules and regulations of any municipal or governmental department having jurisdiction in said matters. In no event shall Tenant install any CAT Scan or MRI equipment in the demised premises.

(d) Any mechanic’s lien (a “Lien”) filed against the demised premises and/or the Land and/or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged of record by Tenant at its expense within thirty (30) days after notice, by payment, filing of the bond required by law or otherwise.

49. Repairs and Maintenance. Tenant shall, at its sole cost and expense and only using Landlord (or its affiliate) as general contractor, take good care of the demised premises and the furniture, fixtures, equipment and appurtenances therein, and shall keep and maintain the demised premises and the fixtures, equipment and appurtenances therein, including but not limited to, any and all bathrooms and kitchens (if any) which are located within the demised premises, in a condition of good order and repair. Without limiting the foregoing, Tenant shall make all repairs to the demised premises using only Landlord (or Landlord’s affiliate) as general contractor including the fixtures, equipment and appurtenances in the demised premises and including further structural repairs of any kind which are necessitated by the act, omission, use, occupancy, negligence or other misconduct of Tenant, its employees, agents, contractors, servants, licensees or invitees or which are necessitated by any breach or default of any of the terms, covenants and conditions of this Lease, as and when needed to keep them in good working order and condition. Without limiting Landlord’s other rights and remedies, Tenant shall pay to Landlord the full cost and expense incurred by Landlord or its affiliate as general contractor in performing such maintenance, repairs, restorations or replacements which shall be payable by Tenant to Landlord within fifteen (15) days after receipt of Landlord’s invoice.

50. MEDICAL WASTE.

Tenant shall, at Tenant’s sole cost and expense, cause all medical waste, if any, to be removed from the Building by an independent licensed medical waste removal contractor, which contractor shall be subject to Landlord’s reasonable approval. The removal of such medical waste shall be subject to such rules and regulations as may be proscribed by Landlord and shall be in compliance with all applicable governmental rules and regulations regarding the removal of medical waste including but not limited to any rules and regulations promulgated by the Nassau County Department of Health. The removal of medical waste by Tenant’s medical waste removal contractor shall only be permitted on business days during business hours. In no event shall Tenant use the facilities of Landlord to effect the removal of medical waste or dispose of such medical waste in the dumpster servicing the Building. Tenant and Tenant’s medical waste removal contractor shall use the highest standard of care to remove such medical waste in a complete, safe and sanitary manner. Any and all containers utilized by tenant for the storage of medical waste prior to removal by the medical waste removal contractor shall remain within the demised premises at all times. In no event shall such containers be left outside the demised premises, or be permitted in the Common Areas, including without limitation, hallways, lobby and outdoor areas of the Building.

51. Commencement Date. The “Commencement Date” shall be the date upon which Landlord’s Work as specified on the attached Exhibit D “Landlord’s Work” is substantially completed. Landlord estimates, but does not warrant or represent, that Landlord’s Work shall be substantially completed on or about April 15, 2005. Upon substantial completion of Landlord’s Work, Landlord and Tenant shall execute a commencement date agreement (the “Commencement Date Agreement”) setting forth the Commencement Date of the term hereof, and the date Tenant shall commence paying fixed annual rent as specified in “Exhibit A -Rent Schedule” attached hereto and made a part hereof.

52. As a material inducement for Landlord to execute and deliver this Lease, Tenant agrees to look solely to Landlord’s estate and interest in the Land and Building, or the lease of the Building, and the demised premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or order or other judicial process or any arbitration award) requiring, in whole or in part the payment of money by Landlord, in the event of any liability by Landlord hereunder, and no other property or assets of Landlord (nor any property or assets of any members, shareholders, officers, directors, partners, managers, trustees, beneficiaries or other principals or co-owners) shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the demised premises, or for any other liability of Landlord to Tenant.

53. (a) The mortgagee or any successor in interest to the mortgagee, including any purchaser at a foreclosure sale, shall not: (i) be bound by any payment of rent or additional rent for more than one (1) month in advance, except prepayments in nature of security for the performance of the Tenant of its obligations under this Lease, including escrows for real estate tax escalations and insurance escalations; (ii) be bound by any material amendment or modification of this Lease, made without the mortgagee’s consent or the consent of such successor in interest; iii) be liable for any previous act or omission of any Landlord under this Lease; (iv) be subject to any counterclaim, defense or offset which theretofore shall have accrued to Tenant against any landlord; (v) be liable for any security deposit pursuant to this Lease unless such security has actually been delivered to such mortgagee or successor-in-interest; (vi) be obligated to repair or restore the Premises, including the Building and Land, beyond such repair and restoration as can be reasonably accomplished from the net proceeds of insurance actually received by such mortgagee or such successor-in-interest; and (vii) be obligated to repair the Premises, including the Building and the Land, in the event of any condemnation, partial or otherwise beyond such repair as can be reasonably accomplished from the net proceeds of the Award actually received by such mortgagee or such successor-in-interest.

(b) Tenant agrees that, in the event of any act or omission by Landlord which would give Tenant the right, immediately or after lapse of time, to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until Tenant shall have first given written notice of such act or omission to the holder of any mortgage and a ground lessor who shall have furnished such holder or ground lessor, as the case may be, last address to Tenant, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices, during which time such holder or ground lessor shall have the right, but shall not be obligated, to remedy or cause to be remedied any act or omission. Tenant further agrees not to exercise any such right if the ground lessor or the holder of any such mortgage, as the case may be, commences to cure such act or omission within a reasonable time after having received notice thereof and diligently prosecutes such cure thereafter.

54. The term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Building or of the Land and Building), so that in the event of any transfer of title to the Land and Building or said lease, or in the event of a lease of the Building, or of the

Land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all existing or future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the Land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to the Land and Building or said lease, or the said lessee of the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

(check if Land or Building is defined)

55. Rules and Regulations. Tenant and Tenant’s servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit C attached hereto and made part hereof entitled “Rules and Regulations” and such other and further reasonable Rules and Regulations as Landlord or Landlord’s agents may from time to time adopt provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord will uniformly enforce or not enforce the Rules and Regulations.

56. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of, or the failure to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof.

57.	Hazardous Materials.

(a) As used herein, the term “Hazardous Materials” means and includes all potentially hazardous materials, including without limitation radon, oil, gas and other petroleum products, lead paint, asbestos and asbestos containing materials.

(b) Without limiting Tenant’s other obligations, Tenant shall not use or suffer the demised premises to be used in any manner so as to create an environmental violation or hazard, nor shall Tenant cause or suffer to be caused any chemical contamination or discharge of a substance of any nature which is noxious, offensive or harmful or which under any law, rule or regulation of any governmental authority having jurisdiction constitutes Hazardous Materials as hereinafter defined.

(c) Not in limitation of the generality of the foregoing, but as additional covenants, Tenant specifically agrees that (i) Tenant shall not generate, manufacture, refine, transport, treat, store, handle, dispose or otherwise deal with any hazardous substances or hazardous waste as now or hereafter defined by applicable law; and (ii) Tenant shall defend, indemnify and hold Landlord harmless against any liability, loss, cost or expense, including reasonable attorneys’ fees and costs (whether or not legal action has been instituted) incurred by reason of the existence of or any failure by Tenant to comply with any environmental law now or hereafter in effect or failure to comply with any other provisions of this Lease relating to Hazardous Materials or environmental laws.

58. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed concealed behind walls and ceilings of the demised premises and are installed by such methods and at such locations as will not materially interfere with or impair Tenant’s layout or use of the demised premises or damage the appearance thereof. Landlord or its agents or affiliates shall have the right, upon reasonable notice (except in the event of an emergency, in which case no prior notice shall be required), at any time, for the making of such repairs or alterations as Landlord shall be required or shall have the right to make by the provisions of this Lease or any other lease in the Building and, subject to the foregoing, shall also have the right to enter the demised premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the fee or of the Landlord’s interest in the property of which the demised premises are a part or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord’s interest in the property, its agents or affiliates. Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs or alterations above mentioned as the same is required for such purpose without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate, while said repairs or alterations are being made, by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. In exercising its rights under this Section, Landlord shall exercise reasonable diligence so as to minimize the disturbance.

59. If Tenant shall default in the observance or performance of any term or covenants on Tenant’s part to be observed or performed under or by virtue of any of the covenants, terms or provisions of this Lease, then, without limiting Landlord’s other rights and remedies (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon rendition of a bill to Tenant therefor.

60. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

61.	Estoppel.

(a) Tenant shall, without charge, at any time and from time to time, within five (5) days after request by Landlord, certify by written instrument, duly executed, acknowledged and delivered, to any mortgagee, assignee of any mortgage or purchaser, or any proposed mortgagee, assignee of any mortgage or purchaser, or any other person, firm, corporation or other entity specified by Landlord:

(i) That this Lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications);

(ii) Whether or not there exists any defaults under the Lease or any facts or circumstances which, with the giving of notice and/or the passage of time or both, would constitute a default under Lease (and if so specifying the same) and whether or not there are then existing any set-offs or defenses against the enforcement of any of the agreements, terms, covenants, or conditions hereof upon the part of Tenant to be performed or complied with (and, if so, specifying the same);

(iii) The dates, if any, to which the rental and other charges hereunder have been paid in advance; and

(iv) Any other provisions which Landlord or any other party specified in this Section may reasonably request.

(b) Tenant agrees that, except for the first month’s rent hereunder, it will pay no rent under this Lease more than thirty (30) days in advance of its due date, and, in the event of any act or omission by Landlord, Tenant will not exercise any right to terminate this Lease or to remedy the default and deduct the cost thereof from rent due hereunder until Tenant shall have given written notice of such act or omission to the holder of any first mortgage who shall have furnished in writing such holder’s last address to Tenant, and until a reasonable time for remedying such act or omission shall have elapsed following the giving of such notices, during which time such mortgage holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission.

(c) Anything in this Lease contained to the contrary notwithstanding, under no circumstances shall the holder of any institutional mortgage who shall have succeeded to the interests of the Landlord under this Lease, be subject to or liable for any offsets or deductions from rent, claims or defenses which the Tenant might have against any prior landlord under this Lease.

62. Recording. The parties hereto agree that neither Landlord nor Tenant shall record this Lease nor shall either party record any memorandum of this Lease.

63. Entire Understanding. This Lease sets forth the entire understanding and agreement with respect to the subject matter hereof and all prior and contemporaneous negotiations, understandings and agreements are herein merged and without limiting the foregoing, Tenant acknowledges and agrees that there are no express or implied warranties, representations, promises or agreements on the part of Landlord nor any other person, firm, corporation, limited liability company, including any broker or salesperson with reference to the condition, suitability or usability of the demised premises nor for the purposes for which Tenant intends to use same or with respect to any other matter, thing or circumstance, except only as may be expressly set forth in this Lease. This Lease may not be extended, renewed, terminated or otherwise modified except by an instrument in writing signed by the party against whom enforcement of any such modification is sought, unless such instrument provides that it shall not be binding until signed by both parties, in which event it shall not be binding until so signed.

64. Consents and Approvals. If Tenant shall request Landlord’s approval or consent and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Landlord, it being intended that Tenant’s sole remedy shall be an action for injunction or specific performance and that such remedy shall be available only in those cases where Landlord shall have expressly agreed in writing not to unreasonably withhold its consent or approval or where as a matter of law Landlord may not unreasonably withhold its consent.

65. This Lease is offered to Tenant for signature with the understanding that it shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a copy of this Lease to Tenant.

66. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

67. If Tenant is in arrears in the payment of fixed rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, it its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

68. Captions. The captions, if any, are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

69. Tenant is a corporation, and represents that each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant and that he is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

DATED: 3/17/05

LANDLORD:

/s/ Joseph S. Parisi
AFFILIATED DEVELOPERS, INC.
	By:	Joseph S. Parisi, President

TENANT:

NEOGENIX ONCOLOGY, INC.

	By:	/s/ Peter Gordon
Peter Gordon, CFO

EXHIBIT “A”

RENT SCHEDULE

YEAR	PER ANNUM FIXED RENT	MONTHLY RENT
1	$36,102.00	$3,008.50
2	$37,546.08	$3,128.84
3	$39,047.92	$3,253.99
4	$40,609.84	$3,384.15
5	$42,234.23	$3,519.52

NOTE:	THE ABOVE RENTAL AMOUNTS DO NOT INCLUDE THE ELECTRIC CHARGE AS SET FORTH IN ARTICLE 32(C).

EXHIBIT B

PLAN OF DEMISED PREMISES

@002/002

omnitech

8 DEC 04
2004-1128
AS-BUILT
1/8"= 1'-0"
AJV

SUITE 24 1641 r.s.f.
445 NORTHERN BLVD.
GREAT NECK, N.Y. 11021

REMOVE
EXISTING PARTITION
8'
12'

EXHIBIT “C”

Rules and Regulations

1. The sidewalks, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by a tenant or used for any purpose other than ingress and egress to and from the demised premises.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the demised premises, without the prior written consent of Landlord, unless installed by Landlord.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant or any part of the outside of the demised premises or Building or on corridor walls. Signs on entrance door or doors shall conform to building standard signs, samples of which are on display in Landlord’s rental office. Signs on doors shall, at the Tenant’s expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord.

In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.

4. The sashes, sash doors, skylights, windows, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord.

6. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord’s consent or approval, Tenant agrees to pay Landlord as additional rent, on demand, a processing fee in a sum equal to the reasonable fee of any architect, engineer or attorney employed by Landlord to review said plan, agreement or document.

7. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or servants, employees, agents, visitors or licensees, shall have caused the same.

8. No tenant shall in any way deface any part of the demised premises or the Building of which they form a part. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

9. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises. No cooking shall be done or permitted by any Tenant on said premises except in conformity to law and then only in the utility kitchen, if any, as set forth in Tenant’s layout, which is to be primarily used by Tenant’s employees for heating beverages and light snacks. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the demised premises.

10. No space in the Building shall be used for manufacturing, distribution, or for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction.

11. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, windows, or skylights or down the passageways.

12. No tenant, nor any of the tenant’s servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the demised premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids and solvents required in the normal operation of tenant’s business offices.

13. No additional locks or bolts of any kind shall be placed upon any of the exterior doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of the Landlord. Each tenant must, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Landlord the cost thereof.

14. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place during the hours and pursuant to such procedures as Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

15. No tenant shall occupy or permit any portion of the premises demised to it to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture or sale of liquor, narcotics, dope, tobacco in any form, or as a barber or manicure shop. No tenant shall engage or pay any employees on the demised premises, except those actually working for such tenant on said premises, nor advertise for laborers giving an address at said premises.

16. Landlord shall have the right to prohibit any advertising by any tenant, mentioning the Building, which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenants shall refrain from or discontinue such advertising. The foregoing is not intended to prohibit mere mention of Tenant’s address as being the Building address.

17. Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Saturdays, Sundays and legal holidays, all persons who do not present a pass to the Building signed by a tenant. Each tenant shall be responsible for all persons for whom such a pass is issued and shall be liable to Landlord for all acts of such persons.

18. The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

19. The requirements of tenants will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

20. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

21. There shall not be used in any space, or in the public halls of any building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators.

22. Tenants, in order to obtain maximum effectiveness of the cooling system, shall lower and/or close venetian or vertical blinds or drapes when sun’s rays fall directly on windows of demised premises.

Exhibit “D”

Landlord’s Work Letter

Except as may be otherwise specifically provided, Landlord agrees to and will, at its sole cost and expense, perform, furnish, install and provide in the demised premises “standard of the building” items of work hereinafter set forth:

1.	PARTITIONING: Partitioning to be provided as per attached Exhibit B in accordance with the following specifications:

A.	Interior Office: 5/8” sheetrock, both sides over 2-1/2” steel stud; steel stud to be installed between demising premises. Interior partitions to run to underside of dropped ceiling. Landlord will provide a maximum of One (1) L.F. of partition per 15 useable S.F. of floor area.

B.	Landlord will spackle and tape walls to a smooth and true finish.

2.	DOORS AND BUCKS (where required for new offices being constructed):

A.	Interior doors paint grade 3’-0” x 7’-0” wood doors with steel bucks (hollow core birch).

3.	HARDWARE: (where required for new offices being constructed)

A.	Latch sets, 1-1/2 par of butts; wall door stops for each door. Entrance doors to have closer and lockset.

4. PAINTING:

A.	Landlord is to paint all walls (flat finish), doors and bucks. Color to be chosen by Tenant (dark colors excluded).

5. FLOORING:

A.	Landlord will supply and install wall-to-wall carpeting throughout the demised premises. Tenant shall have the right to select color of carpeting from samples supplied by Landlord’s carpet supplier. The cost of the carpeting and installation is $11.00 per square yard. In the event Tenant desires a different grade of carpeting, then Tenant may select from Landlord’s supplier such materials, however, Tenant shall be responsible for any cost above $11.00 per square yard. Said payment to be due upon invoice by Landlord. (30 oz./100% Nylon velvet).

6.	HUNG CEILINGS: Existing ceiling grid to remain.

7.	ELECTRIC: Existing light fixtures to remain but will be relocated in areas to conform to the new tenant layout per Exhibit B. All lighting to be in working order.

8.	TENANT’S FINISH WORK:

A.	Landlord further agrees to perform at Tenant’s request, and upon submission by Tenant of necessary plans and specifications, any additional or no-standard work over and above that specified in this Work Letter. Such work shall be performed by Landlord only at Tenant’s sole expense as a tenant extra.

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